Exhibit 4.37

Date 2 March 2004

KNIGHTSBRIDGE TANKERS LIMITED

as Borrower

- and -

KTL HAMPSTEAD, INC.

KTL CHELSEA, INC.

KTL MAYFAIR, INC.

KTL CAMDEN, INC.

KTL KENSINGTON, INC.

as New Owners

- and -

THE ROYAL BANK OF SCOTLAND plc

as Bank

ACCOUNT SECURITY DEED

relating to a Loan Agreement dated 2 March 2004

WATSON Farley & WILLIAMS

London

INDEX

Clause

1	DEFINITIONS

2	FIRST FIXED CHARGE

3	RESTRICTIONS ON REPAYMENT AND TRANSFER OF CREDIT BALANCES

4	LENDER’S RIGHTS OF SET OFF

5	CURRENCY CONVERSION

6	FURTHER DOCUMENTATION ETC

7	SUPPLEMENTAL

8	INCORPORATION OF LOAN AGREEMENT PROVISIONS

9	LAW AND JURISDICTION

EXECUTION PAGE

THIS     DEED is made on 2 March 2004

BETWEEN

(1)           KNIGHTSBRIDGE TANKERS LIMITED, a company incorporated in Bermuda whose registered office is at Par-la-Ville, 14 Par-la-Ville Road, Hamilton HM08, Bermuda (the “Borrower”); and

(2)           KTL HAMPSTEAD, INC., KTL CHELSEA, INC., KTL MAYFAIR, INC., KTL CAMDEN, INC. and KTL KENSINGTON, INC., each a company incorporated in the Republic of Liberia whose registered office is at Broad Street, Monrovia, Liberia (each a “New Owner” and together the “New Owners”);

(3)           THE ROYAL BANK OF SCOTLAND plc, acting through its office at Shipping Business Centre, 5-10 Great Tower Street, London EC3P 3HX (the “Lender”).

BACKGROUND

(A)          By a loan agreement (the “Loan Agreement”) dated 2 March 2004 and made between (i) the Borrower, (ii) the New Owners and (iii) the Lender it was agreed that the Lender would make available to the Borrower a facility of up to US$140,000,000 by way of up to five (5) separate advances.

(B)           Under the Loan Agreement the Borrower has opened, and is to maintain, with the Lender:

(i)            an account designated “Knightsbridge Tankers Retention Account” with account number KNTAREAC USD1 (the “Retention Account”); and

(ii)           an account designed “Knightsbridge Tankers Operating Account” with account number KNTAOPAC USD1 (the “Operating Account”).

(C)           It is one of the conditions precedent to the availability of the facility under the Loan Agreement that the Borrower and the New Owners executes this Deed.

(D)          The Lender enters into this Deed in the following capacities:

(i)            as the bank with which the Accounts will be maintained; and

(ii)           as the Lender under the Loan Agreement.

IT IS AGREED as follows:

1              DEFINITIONS

1.1          Defined Expressions.  Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2          Definitions.  In this Deed unless a contrary intention appears:

“Accounts” means the Operating Account and the Retention Account;

“Account Bank” means the Lender in its capacity as the bank with which the Accounts are maintained;

“Credit Balance” means, in relation to the Operating Account or the Retention Account:

(a)           the amount for the time being standing to the credit of that Account; and

(b)           any amount received by or for the account of the Account Bank which, under any of the Finance Documents, the Account Bank is required to credit to that Account but which the Account Bank has not yet credited to the Account; and

(c)           any interest accrued or accruing on an amount covered by paragraph (a) or (b) above, whether or not the interest has been credited to that Account; and

“Secured Liabilities” has the meaning given in Clause 1.1 of the Loan Agreement.

1.3          Application of construction and interpretation provisions of Loan Agreement.  Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Deed.

1.4          Construction of certain terms.  In this Deed:

(a)           references to the Accounts include any other account, whether in Dollars or any other currency, which may be opened in the place of the accounts referred to in Recital B above, irrespective of the number or designation of such replacement account, and any sub-account of that account or such replacement account, and references to the Accounts shall be construed accordingly;

(b)           references to “outstanding Secured Liabilities” or “outstanding amounts” include amounts which are payable at a later date, but exclude amounts the liability to pay which remains contingent;

(c)           an amount shall be deemed to be outstanding and to be due and payable to the Lender if it is then entitled to demand payment of that amount, notwithstanding that no demand has yet been served; and

(d)           references to, or to a provision of, a Finance Document (including the Loan Agreement) are references to it as amended or supplemented, whether before the date of this Deed or otherwise, and references to the Secured Liabilities shall be construed accordingly.

2              FIRST FIXED CHARGE

2.1          Charges.  The Borrower and the New Owners:

(a)           to the full extent of their interest and with full title guarantee, charge the Credit Balance on the Operating Account to the Lender as security for the due payment of the Secured Liabilities;

(b)           to the full extent of their interest and with full title guarantee, charge the Credit Balance on the Retention Account to the Lender as security for the due payment of the Secured Liabilities;

(c)           declare that each such charge shall be a first fixed charge; and

(d)           declare that each such charge shall be entirely distinct and independent from the other.

2.2          Right to apply Credit Balances. Upon or at any time after the occurrence of an Event of Default (but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or is continuing or that the security constituted by this Deed has become enforceable) or, if and to the extent that the Loan Agreement so permits, before an Event of Default, the Lender shall be entitled to appropriate all or any part of the Credit Balances on both Accounts or either of them in or towards the discharge of the then outstanding Secured Liabilities and the Lender may take any action described in this Clause 2.2 notwithstanding that any maturity or roll-over date attached to any part or parts of the Credit Balance may not yet have arrived.

2.3          Right to determine order of application of Credit Balances.  If, on any occasion on which the Lender exercises any of its rights under this Clause 2, the aggregate amount of the Credit Balances is less than the aggregate amount of the then outstanding Secured Liabilities (after making, where appropriate, any conversion under Clause 5), the Lender may exercise those rights in respect of such of the Secured Liabilities, and in such proportions, as the Lender on that occasion decides.

2.4          Notification of application of Credit Balances.  The Lender shall notify the Borrower and the New Owners as soon as reasonably practicable after carrying out a transaction under this Clause 2.

2.5          Certification of application of Credit Balances.  A certificate signed by a director or other senior officer of the Lender and which states that on the date and (if the certificate also states this) at a specified time the Lender exercised its rights under this Clause 2 to appropriate a specified amount of Credit Balance on a specified Account in the discharge of a specified amount of the then outstanding Secured Liabilities shall be conclusive evidence that the liabilities of the Account Bank in respect of the specified amount of the Credit Balance on the specified Account and the specified amount of Secured Liabilities were extinguished and discharged on the date and, if so stated, at the specified time.

3              RESTRICTIONS ON REPAYMENT AND TRANSFER OF CREDIT BALANCES

3.1          Restriction on payment of Credit Balances. The Borrower covenants not to withdraw or transfer any of the Credit Balances except to the extent that the Loan Agreement so permits but subject nevertheless to Clause 3.2.

3.2          Assignment of Credit Balances not permitted.  During the Security Period, the Borrower or any New Owner shall not attempt to assign any right (future or contingent) relating to the Credit Balance on either Account without the Lender’s prior written consent.

3.3          Meaning of “assignment”.  In this Clause 3 references to assignment include the creation, or permitting to arise, of any form of beneficial or security interest and every other kind of disposition.

4              LENDER’S RIGHTS OF SET OFF

4.1          Meaning of “Amount Eligible for Set-Off”.  In this Clause “Amount Eligible for Set-Off” means any amount which is at the relevant time outstanding (as defined in Clause 1.4) from the Borrower and any New Owner under any Finance Document to the Lender.

4.2          Right to exercise set-off.  The Lender may exercise the rights set out in the following provisions of this Clause 4:

(a)           upon or at any time after the occurrence of an Event of Default (but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or is continuing or that the security constituted by this Deed has become enforceable) or, if and to the extent that the Loan Agreement so permits, before an Event of Default; and

(b)           notwithstanding that any maturity or roll-over date attached to any part or parts of the Credit Balances may not yet have arrived.

4.3          Exercise of set-off.  The Lender may, by notice to the Borrower and the New Owners, set off all or any part of the Credit Balances on both Accounts or either of them against all or any part of the Amounts Eligible for Set-Off.

4.4          Effect of exercise of set-off.  A set-off under Clause 4.3 shall:

(a)           extinguish and discharge (and not merely provide a defence to an action for):

(i)            the liabilities of the Account Bank in respect of the Credit Balances; and

(ii)           the Secured Liabilities,

which are the subject of the set-off; and

(b)           be deemed to be completed upon the service of a notice by the Lender to the Borrower and the New Owners which states that the set-off has been effected and which gives brief particulars of the Credit Balances and the Secured Liabilities involved.

4.5          Right to determine order of application of Credit Balances.  If, on any occasion on which the Lender exercises its rights under this Clause 4, the aggregate amount of the Credit Balances is less than the aggregate of the Amounts Eligible for Set-Off (after making, where appropriate, any conversion under Clause 5), the Lender may exercise those rights in respect of such of the Amounts Eligible for Set-Off, and in such proportions, as the Lender on that occasion decides.

4.6          Certification of application of Credit Balances.  A certificate signed by a director or other senior officer of the Lender and which states that a notice of set-off of which a copy is attached to the certificate was served (or under Clause 7 is deemed to have been served) by the Lender on the Borrower and the New Owners on a specified date, and (if the certificate also states this) at or before a specified time, shall be conclusive evidence that the liabilities of the Account Bank in respect of the Credit Balances, and the Secured Liabilities, which were referred to in the notice were extinguished and discharged on the specified date and (if the certificate so states) at or before the specified time.

4.7          Independent rights.  The Lender’s rights under this Clause 4 are in addition to, and entirely separate from, and exercisable independently of, its rights under Clause 2.

5              CURRENCY CONVERSION

5.1          Right to convert Credit Balances.  For the purposes of this Deed:

(a)           the Account Bank may convert into a different currency or currencies all or any part or parts of the Credit Balance on both or either of the Accounts;

(b)           the Account Bank may credit to different sub-accounts comprised in each or either Account parts of the Credit Balance on that Account which are denominated in different currencies; and

(c)           the Lender may convert into a different currency or currencies all or any part or parts of the Secured Liabilities (including Amounts Eligible for Set-Off).

5.2          Rate of conversion.  Such a conversion shall be at the rate which the Account Bank or (as the case may be) the Lender determines to be the rate at or about the time of conversion at which it is or has been offering to purchase the currency in which the amount was previously denominated with the currency into which it is to be the converted.

5.3          Meaning of “conversion”.  In this Deed “conversion” includes a translation without an actual currency transaction; but references in this Deed to a transaction under this clause include such a translation.

5.4          Construction of certain terms.  References in this Deed to the Credit Balances, the Secured Liabilities and the Amounts Eligible for Set-Off include references to the amount produced by any conversion of them under this Clause 5.

5.5          Notification of conversion.  The Account Bank or, as the case may be, the Lender shall notify the Borrower and the New Owners as soon as reasonably practicable after carrying out a transaction under this Clause.

6              FURTHER DOCUMENTATION ETC

6.1          Obligation to execute further documents etc.  The Borrower and the New Owners shall execute forthwith any document which the Lender may specify for the purpose of:

(a)           supplementing the rights which this Deed confers on the Lender in relation to the Credit Balances;

(b)           registering or otherwise perfecting this Deed; or

(c)           ensuring or confirming the validity of anything done or to be done under this Deed.

6.2          Terms of further assurances.  Any document to be executed pursuant to Clause 6.1 shall be in the terms specified by the Lender and, in the case of a mortgage of the Credit Balances, those terms may include a provision entitling the Lender, on or after an Event of Default, to deal with the Credit Balances in any way it considers appropriate for the purpose of discharging the Secured Liabilities.

6.3          Further obligations of Borrower and the New Owners.  The Borrower and the New Owners shall also forthwith do any act and execute any document (including a document which amends or replaces this Deed) which the Lender specifies for the purpose of enabling or assisting the Account Bank or the Lender to comply, in relation to the Credit Balances, the Accounts and/or the Secured Liabilities, with any requirement (legally binding or not) applicable to the Account Bank or the Lender and, in particular, any requirements of a banking supervisory authority with regard to netting or cash collateral.

6.4          Power of attorney in relation to further assurances.  For the purpose of securing performance of the Borrower and the New Owner’s obligations under Clauses 6.1 to 6.3, the Borrower and the New Owners irrevocably appoint the Lender as their attorney, on their behalf and in their name or otherwise, to sign or execute any document which, in the opinion of the Lender the Borrower and the New Owners are obliged, or could be required, to sign or execute under any of those Clauses.

6.5          Power of attorney in relation to Accounts.  In addition, for the purpose of securing the Lender’s interest in the Credit Balances, the Borrower and the New Owners irrevocably appoint the Lender as their attorney, on their behalf and in their name or otherwise to require or authorise the Account Bank:

(a)           to open any sub-account within each or either Account;

(b)           to open any other accounts in the name of the Borrower and the New Owners with the Account Bank; or

(c)           to make any entries on, or transfers to or from, the Accounts and/or any account opened under paragraph (b) above;

which the Lender considers necessary or convenient for or in connection with any exercise or intended exercise of any rights which the Lender or the Account Bank has under this Deed or any other purpose connected with this Deed.

6.6          Acts of attorney.  Without limiting its generality, Clause 6.5 entitles the Lender to require or authorise the Account Bank to break the deposit of the Credit Balances in whole or in part, and to transfer any part or parts of the Credit Balances to sub-accounts within both or either of the Accounts denominated in a different currency or currencies and/or having a different roll-over date or dates from the rest of the Credit Balances.

6.7          Delegation.  The Lender may appoint any person or persons its substitute under the foregoing powers of attorney and may also delegate the exercise of those powers of attorney to any person or persons.

6.8          Meaning of “mortgage”.  In this Clause 6 “mortgage” includes a charge and any other kind of security.

7              SUPPLEMENTAL

7.1          Continuing security.  This Deed, including each of the charges created by Clause 2, shall remain in force until the end of the Security Period as a continuing security and, in particular:

(a)           the Security Interests created by Clause 2 shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities;

(b)           the Security Interests created by Clause 2, and the rights of the Lender under this Deed, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Lender;

(c)           no failure or delay by or on behalf of the Lender to enforce or exercise a Security Interest created by Clause 2 or a right of the Lender under this Deed, and no act, course of conduct, acquiescence or failure to act (or to prevent the Borrower and any New Owner from taking certain action) which is inconsistent with such a Security Interest or such a right or with such a Security Interest being a fixed security shall preclude or stop the Lender (either permanently or temporarily) from enforcing or exercising it or result in a Security Interest expressed to be a fixed security taking effect as a floating security; and

(d)           this Deed shall be additional to, and shall not in any way impair or be impaired by:

(i)            any other Security Interest whether in relation to property of the Borrower or any New Owner or that of a third party; or

(ii)           any other right of recourse as against the Borrower or any third party,

which the Lender now or subsequently has in respect of any of the Secured Liabilities.

7.2          No restriction on other rights.  Nothing in this Deed excludes or restricts any form of banker’s lien or right of set off or any other right or remedy which the Lender or the Account Bank would have had, apart from this Deed, under the general law, the Account Bank’s terms and conditions relating to accounts or otherwise.

7.3          Third party rights.  A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

8              INCORPORATION OF LOAN AGREEMENT PROVISIONS

8.1          Incorporation of specific provisions.  The following provisions of the Loan Agreement apply to this Deed as if they were expressly incorporated therein with any necessary modifications:

clause 24, no set-off or tax deduction;

clause 29, variations and waivers;

clause 30, notices;

clause 31, supplemental.

8.2          Incorporation of general provisions.  Clause 8.1 is without prejudice to the application to this Deed of any provision of the Loan Agreement which, by its terms, applies or relates to the Finance Documents generally.

9              LAW AND JURISDICTION

9.1          English law.  This Deed shall be governed by, and construed in accordance with, English law.

9.2          Exclusive English jurisdiction.  Subject to Clause 9.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed.

9.3          Choice of forum for the exclusive benefit of the Lender.  Clause 9.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a)           to commence proceedings in relation to any matter which arises out of or in connection with this Deed in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)           to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower and each New Owner shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Deed.

9.4          Process agent.  The Borrower and each New Owner irrevocably appoints Maritime Recovery Limited at its registered office for the time being, presently at 20 Salcott Road, P O Box 239, London SW11 6DJ, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Deed.

9.5          Lender’s rights unaffected.  Nothing in this Clause 9 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

9.6          Meaning of “proceedings”.  In this Clause 9, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS DEED has been duly executed as a deed on the date stated at the beginning of this Deed.

EXECUTION PAGE

BORROWER

	EXECUTED AS A DEED	)	/s/ Nicholas Sherriff
	by KNIGHTSBRIDGE TANKERS LIMITED	)
	acting by Nicholas Sherriff	)
	expressly authorised in accordance with	)
	the laws of Bermuda by virtue of a power of	)
	attorney granted by KNIGHTSBRIDGE	)
TANKERS LIMITED on 2 March 2004)
	such execution being	)
	witnessed by:	)

Signature of witness	/s/ Kavita Shah

NEW OWNERS

	EXECUTED AS A DEED	)	/s/ Nicholas Sherriff
	by KTL HAMPSTEAD, INC.	)
	acting by Nicholas Sherriff	)
	expressly authorised in accordance with	)
	the laws of Liberia by virtue of a power of	)
	attorney granted by KTL HAMPSTEAD, INC.	)
on 2 March 2004)
	such execution being witnessed by :	)

Signature of witness	/s/ Kavita Shah

	EXECUTED AS A DEED	)	/s/ Nicholas Sherriff
	by KTL CHELSEA, INC.	)
	acting by Nicholas Sherriff	)
	expressly authorised in accordance with	)
	the laws of Liberia by virtue of a power of	)
	attorney granted by KTL CHELSEA, INC.	)
on 2 March 2004)
	such execution being witnessed by :	)

Signature of witness	/s/ Kavita Shah

	EXECUTED AS A DEED	)
	by KTL MAYFAIR, INC.	)
	acting by Nicholas Sherriff	)	/s/ Nicholas Sherriff
	expressly authorised in accordance with	)
	the laws of Liberia by virtue of a power of	)
	attorney granted by KTL MAYFAIR, INC.	)
on 2 March 2004)
	such execution being witnessed by:	)

Signature of witness	/s/ Kavita Shah

	EXECUTED AS A DEED	)
	by KTL CAMDEN, INC.	)
	acting by Nicholas Sherriff	)	/s/ Nicholas Sherriff
	expressly authorised in accordance with	)
	the laws of Liberia by virtue of a power of	)
	attorney granted by KTL CAMDEN, INC.	)
on) 2 March 2004)
	such execution being witnessed by:	)

Signature of witness	/s/ Kavita Shah

	EXECUTED AS A DEED	)
	by KTL KENSINGTON, INC.	)
	acting by Nicholas Sherriff	)	/s/ Nicholas Sherriff
	expressly authorised in accordance with	)
	the laws of Liberia by virtue of a power of	)
	attorney granted by KTL KENSINGTON, INC.	)
on) 2 March 2004)
	such execution being witnessed by:	)

Signature of witness	/s/ Kavita Shah

LENDER

	EXECUTED and DELIVERED as a Deed	)	/s/ Robert J. Manners
	by the duly authorised attorney of	)
	THE ROYAL BANK OF SCOTLAND plc	)
	in the presence of:	)

/s/ Martin Bennett